EXHIBIT 10.1
URS CORPORATION
SUMMARY OF NON-EXECUTIVE DIRECTOR COMPENSATION
(AS OF SEPTEMBER 30, 2006)

COMPONENT			VALUE	PAYABLE AS OF

Cash Compensation:

•	Quarterly Retainer		$10,000	Payable quarterly in advance, on the first business day of each fiscal quarter

•	Quarterly Premium for Chair of Audit Committee		$2,500	Payable quarterly concurrently with the Quarterly Retainer

Cash Compensation:

•	Meeting Fees:			Payable to each non-executive Director for each meeting attended

	o	Board	$2,000	Per meeting attended in person

	o	Committees	$1,500	Per meeting attended by non-Chairmen in person

	o	Audit Committee Chairman	$4,000	Per meeting chaired by Chairman of Audit Committee in person

	o	Board Affairs and Compensation Committee Chairmen	$3,000	Per meeting chaired by Chairman of the Board Affairs and Compensation Committees in person

	o	Telephonic meetings and participation in regular meetings by telephone Board and Committee meetings)	$750	Per meeting attended by each non-executive Director (including Committee Chairmen)

Equity Compensation:

•	Quarterly Stock Award (fully vested)		$10,625	Issuable and calculated as of the first day of each fiscal quarter

•	Quarterly Deferred Stock Award (fully vested)		$10,625	Calculated as of the first day of each fiscal quarter, but not issued until six months after Board service has terminated

Miscellaneous:

•	Medical Benefit Plan			Non-executive directors who were elected prior to December 17, 1996 are entitled to participate in URS’ medical benefit plan.